UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2010
Date of report (Date of earliest event reported)

United Mortgage Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-32409                                           75-6493585
(Commission File Number)                                                                (I.R.S. Employer Identification Number)

1301 Municipal Way
Grapevine, Texas 76051
(Address of Principal Executive Office) (Zip Code)

(214) 237-9305
(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On June 1, 2010, United Mortgage Trust (the “Company”) sent its shareholders notice of amendments to the Company’s Share Redemption Plan (the “SRP”) and its Dividend Reinvestment Plan (the “DRIP”) which were approved by the Board of Trustees and which will become effective on July 1, 2010 (the “Effective Date”), which is 30 days after the giving of notice to the shareholders, as required by the terms of the SRP and the DRIP.  The amendments consist of the following:

Amendment to the Share Repurchase Plan (SRP)

The answer to Question #9 of the SRP addresses “hardship redemptions”, which are those for which the one-year holding period requirement for redemptions will be waived. The Board of Trustees amended the definition of hardship in cases of death to clarify that financial need must be shown. The definition of “exigent circumstances,” which is one of the applicable hardship redemption conditions, was also amended to limit such circumstances to those involving “expenses related to the medical care of either an investor or an investor's dependent, who resides with the investor.”  “Dependent” is defined as a relative no more remote than a first cousin with no means of income who resides full time with the shareholder.   Further, total quarterly share redemptions based on hardship requests will be limited to the net proceeds of the prior quarter’s Dividend Reinvestment Plan or other such amounts approved by the Board of Trustees from time to time. The amendment also provides that the Trustees may rely upon the accuracy of the representations provided by the person(s) requesting redemption.

Question #9 and the answer thereto will read as follows as of the Effective Date:

9.           What is a hardship redemption? (repeated for context – no amendment to this question)

A.           We will waive the one-year holding period and redeem shares for hardship requests.  A “hardship redemption is (i) upon the showing of financial need by the estate, heir or beneficiary of a deceased shareholder due to insufficiency of other income or assets to meet obligations which is made within two years of the death of the shareholder; (ii) upon the disability of a shareholder or such shareholder’s need for long-term care, providing that the condition causing such disability or need for long term care was not pre-existing at the time the shareholder purchased the shares and that the request is made within 270 days after the onset of disability or the need for long term care; and (iii) in the discretion of the Board of Trustees, due to other involuntary exigent circumstances of the shareholder. Involuntary exigent circumstances will be limited to expenses related to the medical care of either a shareholder or a shareholder’s dependent, a “dependent” being defined as a relative no more remote than a first cousin with no means of income who resides full time with the shareholder.   Total quarterly share redemptions based on hardship requests will be limited to the net proceeds of the prior quarter’s Dividend Reinvestment Plan “(DRIP”) or other such amounts approved by our Board of Trustees from time to time. The person(s) requesting the redemptions as a result of hardship must represent to the Board of Trustees that the circumstances contained in the redemption request are true and correct and the Trustees, in the granting hardship redemption requests, may rely on the accuracy of the representations provided by the person(s) requesting redemption.

Amendment to Dividend Reinvestment Plan
A minor amendment was made to Question #15 to clarify that participants should retain their final dividend reinvestment statement to evidence the number of shares owned due to the lack of certificated shares.

The entire Share Redemption Plan and Dividend Reinvestment Plan, as so amended above,  is attached hereto as Exhibit 99.1.  This plan submitted herewith supercedes the previous form of the Share Redemption Plan and Dividend Reinvestment Plan filed as Exhibit 99.1 to the Form 8-K filed on March 19, 2009.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1         United Mortgage Trust Share Redemption Plan and Dividend Reinvestment Plan

99.2         Shareholder Letter dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           UNITED MORTGAGE TRUST
June 1, 2010                                                      /s/Stuart Ducote
                                                                           Stuart Ducote
                                                                           President